Exhibit 31.3

CERIFICATION OF CHIEF EXECUTIVE OFFICER UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Zhihong Jia, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Kingold Jewelry, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015
/s/ Zhihong Jia
Zhihong Jia
Chairman of the Board and Chief Executive Officer